UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2026

GETTY IMAGES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41453	87-3764229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 5th Ave S. Suite 400 Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 925-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GETY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Elizabeth Abrams and Thomas Walper to the Board of Directors and Elizabeth Abrams as a Member of the Audit Committee

On July 20, 2026, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Getty Images Holdings, Inc. (the “Company”) appointed Elizabeth Abrams and Thomas Walper as directors, effective July 20, 2026. Ms. Abrams will serve as a Class III director and will be nominated for re-election at the Company’s 2028 Annual Meeting of Shareholders. Mr. Walper will serve as a Class I director and will be nominated for re-election at the Company’s next Annual Meeting of Shareholders.

In connection with her appointment to the Board, Ms. Abrams was also appointed by the Board as a member of the Audit Committee of the Board (the “Audit Committee”), effective July 20, 2026. The Board has determined that Ms. Abrams satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange for members of the Audit Committee. Mr. Walper will not initially serve on any Board committees.

In connection with Ms. Abrams’ and Mr. Walper’s appointment to the Board, on July 20, 2026, the Company entered into independent director agreements with both Ms. Abrams and Mr. Walper. The independent director agreements govern the terms of Ms. Abrams’ and Mr. Walper’s appointment and contain standard confidentiality and indemnification provisions. Pursuant to the terms of the independent director agreements, Ms. Abrams and Mr. Walper will be entitled to (i) a monthly fee of $50,000, payable in advance each month before the first day of each applicable period, and (ii) certain fees for days on which Ms. Abrams or Mr. Walper devote more than four (4) hours of their time, outside of committee meetings or official Board meetings. Ms. Abrams will also be entitled to an additional monthly fee of $10,000 for her service on the Audit Committee.

There are no arrangements or understandings between Ms. Abrams or Mr. Walper and any other persons pursuant to which they were elected as directors. There are no transactions and no proposed transactions between Ms. Abrams or Mr. Walper and the Company that would be required to be disclosed as related person transactions pursuant to Item 404(a) of Regulation S-K.

Resignation of Hilary Schneider from the Board of Directors, Audit Committee and Compensation Committee

On July 20, 2026, Hilary Schneider submitted her resignation as a member of the Board, the Audit Committee and the Compensation Committee of the Board, to be effective July 20, 2026, to focus on other professional commitments.

Ms. Schneider’s resignation is not due to any disagreement with the Company or any matter related to the Company’s operations, policies or practices.

Item 8.01. Other Events.

The Company recently engaged Guggenheim Securities, LLC to act as a financial advisor in connection with the Company’s previously announced evaluation of strategic financing alternatives and balance sheet management initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2026

GETTY IMAGES HOLDINGS, INC.

By:	/s/ Kjelti Kellough
Name:	Kjelti Kellough
Title:	Senior Vice President, General Counsel, and Corporate Secretary

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